UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 ------------

                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 15, 2004


                             HARTMARX CORPORATION
              (Exact name of registrant as specified in charter)


          DELAWARE                         1-8501             36-3217140
(State or other jurisdiction            (Commission         (IRS Employer
      of incorporation)                 File Number)        Identification No.)


                            101 North Wacker Drive
                            Chicago, Illinois 60606
              (Address of principal executive offices) (Zip Code)


                         (312) 372-6300 (Registrant's
                    telephone number, including area code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)




Item 5.  Other Events.

         Effective as of the close of business on June 15, 2004, and as provided in the Amended and Restated Rights Agreement, dated as of April 13, 2000, by and between Hartmarx Corporation (the "Company") and EquiServe Trust Company, N.A., as rights agent, as amended by the Second Amendment to the Amended and Restated Rights Agreement (the "Second Amendment") dated as of September 25, 2003 (collectively, the "Rights Agreement"), all Rights issued to Company stockholders expired.

         As provided in the Second Amendment, the Rights expired on the close of business on the first trading day after the reported closing price of the Company's common stock exceeded the Book Value per Share (as that term is defined in the Rights Agreement) for 60 consecutive calendar days. The 60th consecutive calendar day on which the reported closing price of the Company's common stock exceeded the Book Value per Share was June 14, 2004, and the first trading day thereafter was June 15, 2004.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              HARTMARX CORPORATION


                                              By:  /s/ TARAS R. PROCZKO
                                                   -----------------------
                                                   Taras R. Proczko
                                                   Senior Vice President
Dated: June 16, 2004